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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the references to our firm under the captions "Selected Historical Financial Data" and "Experts" and to the use of our reports dated August 7, 1997 for The Petersen Companies, Inc., July 31, 1997 (except Note
12, as to which the date is       , 1997) for Petersen Holdings, L.L.C. and
December 16, 1996 for Petersen Publishing Company, Publishing Division, in the
Registration Statement (Form S-1 No. 33-     ) and related Prospectus of The
Petersen Companies, Inc. for the registration of     shares of its  Class A
Common Stock.

                                          Ernst & Young LLP

Los Angeles, California
August 7, 1997

The foregoing consent is in the form that will be signed upon the completion of the restatement of capital accounts described in Note 12 to the consolidated financial statements of Petersen Holdings, L.L.C.

                                          /s/ Ernst & Young LLP

Los Angeles, California
      , 1997